SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2006 (July 24, 2006)

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:                                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 24, 2006, Waddell & Reed Financial, Inc. (the “Company”) issued a press release announcing that on July 24, 2006, three of the Company’s subsidiaries, Waddell & Reed Investment Management Company, Waddell & Reed Services Company and Waddell & Reed, Inc. (the “Respondents”), reached settlement agreements with the U.S. Securities and Exchange Commission (the “SEC”), the New York Attorney General (the “NYAG”), and the Office of the Securities Commission of Kansas (the “KS Commission”) regarding market timing allegations. The settlements resolve outstanding investigations and conclude negotiations with these authorities regarding market timing allegations. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given them in the applicable settlement agreement.

On July 10, 2006, the Respondents submitted an Offer of Settlement to the SEC (the “SEC Offer”) to settle anticipated public administrative and cease-and-desist proceedings, which the SEC approved and accepted on July 24, 2006. Pursuant to the SEC Offer, the Respondents have agreed, without admitting or denying the SEC’s findings, to consent to the entry of an Order Instituting Administrative Cease and Desist Proceedings (the “SEC Order”). The Respondents have also agreed to:

•                    Pay a $10 million civil penalty and $40 million in disgorgement to the SEC within 20 days of the entry of the SEC Order. The entire $50 million will be used to create an investor fund, as authorized under the Sarbanes-Oxley Act of 2002. Amounts paid as a civil penalty will be treated as penalties paid to the government for all purposes, including tax purposes. Additionally, with regard to penalty amounts,  the Respondents will not (i) seek or accept, directly or indirectly, reimbursement or indemnification from any source, including, but not limited to, any payment made to the Respondents through any  insurance policy, or (ii) claim, assert or apply for a tax deduction or tax credit for such penalty amounts;

•                    Retain, within 30 days of the entry of the SEC Order, the services of an Independent Distribution Consultant not unacceptable to the SEC Staff and the independent directors (the “Independent Directors”) of certain mutual funds (the “Funds”) to develop a distribution plan for the distribution of the disgorgement and penalty, according to a methodology acceptable to the SEC Staff and the Independent Directors. The SEC Order sets forth certain timing requirements for the resolution of any determinations or calculations under such plan considered inappropriate by the Respondents and for the submission of a final distribution plan to the SEC;

•                    Maintain a Code of Ethics Oversight Committee, composed of senior executives of each Respondent’s operating businesses, having responsibility for all matters relating to issues arising under such Respondent’s Code of Ethics and reporting, at least quarterly, to the Audit Committee (the “Audit Committee”) of each Respondent and each Funds’ Board of Directors;

•                    Maintain an Internal Compliance Controls Committee, to be chaired by each Respondent’s Chief Compliance Officer and composed of senior executives of each Respondent’s operating businesses, having responsibility for all matters relating to issues arising with respect to such Respondent’s internal compliance matters and reporting, at least quarterly, to the Audit Committee of each Respondent and each Funds’ Board of Directors;

•                    Require its Chief Compliance Officer to review compliance with policies and procedures established to address compliance issues under the federal securities laws and report (i) any violations to the Internal Compliance Controls Committee, and (ii) at least quarterly, any breach of fiduciary duty and/or the federal securities laws to the Independent Directors;

•                    Establish (i) an Ethics Officer for each Respondent to whom employees may relay concerns, if any, regarding ethics matters, conflicts of interest or questionable practices, which must be presented to the Independent Directors, and (ii) procedures, which must be presented for review and approval by the Independent Directors, to investigate such matters;

•                    Retain, within 30 days of the entry of the SEC Order, an Independent Compliance Consultant for each Respondent (collectively, the “Independent Compliance Consultant”), not unacceptable to the SEC staff and a majority of the Independent Directors, to conduct a comprehensive review of supervisory, compliance and other policies and procedures designed to detect and prevent breaches of fiduciary duty, the Code of Ethics and federal securities laws, generally including, as applicable, market timing controls, pricing practices, utilization of short-term trading and controls for deterring such, and mutual fund sales practices. The Independent Compliance Consultant must conclude reviews of each Respondent within 120 days after the entry of the SEC Order and submit its reports, with recommendations, to the Funds’ Boards of Directors, the SEC staff and each Respondent, who may then adopt such recommendations or advise, within a limited time frame, of any recommendations considered unnecessary or inappropriate; and

•                    Submit to the SEC, no later than 24 months after entry of the SEC Order, the written certification of each Respondent’s chief executive officer that the respective Respondent has fully adopted and complied in all material respects with the undertakings set forth in the SEC Order and the recommendations of the Independent Compliance Consultant.

In connection with the entry of the SEC Order, the Respondents also agreed, without admitting or denying the NYAG’s findings, to the entry of an Assurance of Discontinuance (the “AOD”) with the NYAG. Under the terms of the AOD, the Respondents have agreed to the following:

•                    No later than October 1, 2006, the Respondents will establish reduced Net Management Fee Rates for certain mutual funds, which will result in a reduction of $5 million per year (for a period of five years) in fees that would otherwise have been paid by such funds;

•                    Website disclosure, within 120 days of the Effective Date of the AOD, of a calculator that will enable an investor to calculate (i) the actual fees and costs on a fund-by-fund basis charged to them based upon their most recent quarterly closing balance (the “Actual Fees”), and (ii) the fees and costs that would be charged in a hypothetical investment of $10,000 held for the next 10 years and the impact of such fees and costs of fund returns for each year and cumulatively, assuming (x) a 5% return for each year and continuation of the reduced Net Management Fee Rates for disclosures made through October 31, 2011, and (y) a 5% return each year and the then-current Net Management Fee Rates for disclosures made after October 31, 2011 (the “Hypothetical Fees”);

•                    Inclusion in each investor's periodic account statement(s), beginning December 31, 2006, or as soon as practicable but no later than March 31, 2007, of the Actual and Hypothetical Fees;

•                    Disclosure, subject to SEC approval, in the applicable prospectus or amendment thereto a summary of the Hypothetical Fees;

•                    No payments made or costs incurred by the Respondents in connection with the AOD will be borne by fund shareholders and none of the Respondents or any affiliates shall assess any fee or charge to any fund shareholders to defray, recoup or reimburse any such payments or costs, including the reduction in management fees; within 15 days of the end of fiscal years 2006-2011, each Respondent’s president or chief executive officer shall certify as to compliance in all material respects therewith; and

•                    Respondents will not seek or accept, directly or indirectly, reimbursement or indemnification of the above referenced $50 million, including, but not limited to, any payment made to the Respondents through insurance or other sources.

The AOD also addresses the appointment or engagement of certain officers and consultants to perform certain duties and responsibilities, and conditions that must be met in order for the Respondents to serve as an investment advisor to the Funds. Such conditions include, but are not limited to, the following: (i) that the Funds’ Chairman of the Board be independent, (ii) at least 75% of the Funds’ Board of Directors be “disinterested” and Independent Members, (iii) a Senior Officer or Independent Compliance Consultant make certain acknowledgements, be provided requisite hiring authority and assigned certain duties and responsibilities, and (iv) the reasonableness of proposed management fees be determined using an annual independent written evaluation prepared by the Senior Officer or Independent Fee Consultant, taking into consideration certain assumptions, a summary of such evaluation to be publicly disclosed to fund shareholders.

Pursuant to the Stipulation for Consent Order (the “KS Order”), the Respondents agreed, without admitting or denying any findings, to the entry of a Consent Order with the KS Commission. Under the terms of the KS Order, the Respondents have agreed to pay a $2 million penalty to be used for investor education in the State of Kansas.

The foregoing descriptions of the SEC Offer, the AOD and the KS Order do not purport to be complete and are qualified in their entirety by reference to the SEC Offer, the AOD and the KS Order, copies of which are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

ITEM 9.01:                                   FINANCIAL STATEMENT AND EXHIBITS

(d)                                  Exhibits.

10.1                               Offer of Settlement

10.2                               Assurance of Discontinuance

10.3                               Stipulation for Consent Order

99.1                               Press Release dated July 24, 2006 titled “Waddell & Reed Financial, Inc. Announces Regulatory Settlements” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: July 24, 2006	By:	/s/ Daniel C. Schulte
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer of Settlement

10.2	Assurance of Discontinuance

10.3	Stipulation for Consent Order

99.1

Press Release dated July 24, 2006 titled “Waddell & Reed Financial, Inc. Announces Regulatory Settlements” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).